QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Doyle and David A. Kinross and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney is dated as of July 3, 2008.

/s/ DANIEL J. DOYLE Daniel J. Doyle, President and Chief Executive Officer and Director (principal executive officer)
/s/ DAVID A. KINROSS David A. Kinross, Senior Vice President and Chief Financial Officer (principal accounting officer and principal financial officer)
/s/ DANIEL N. CUNNINGHAM Daniel N. Cunningham, Chairman of the Board and Director

Sidney B. Cox, Director

Edwin S. Darden, Director
/s/ STEVEN D. MCDONALD Steven D. McDonald, Director
/s/ LOUIS MCMURRAY Louis McMurray, Director

Wanda Lee Rogers, Director
/s/ WILLIAM S. SMITTCAMP William S. Smittcamp, Director

Joseph B. Weirick, Director

QuickLinks

  Exhibit 24
Power of Attorney